Exhibit 99.1

EXL REPORTS 2019 FIRST QUARTER RESULTS

2019 First Quarter Revenues of $239.6 Million, up 15.8% year-over-year
Q1 Diluted EPS (GAAP) of $0.42, down from $0.66 in Q1 of 2018
Q1 Adjusted Diluted EPS (Non-GAAP) of $0.71, up from $0.65 in Q1 of 2018

New York, NY - April 30, 2019 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended March 31, 2019.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL generated revenues of $239.6 million during the first quarter of 2019, up 15.8% year-over-year. EXL’s revenues growth was led by a 52.3% increase in Analytics revenues, driven by an 18.8% increase in organic revenues and the acquisition of SCIOinspire Holdings, Inc. Analytics represents 36.3% of EXL’s revenues.

“We have begun 2019 with good momentum. Our success is based upon a strong culture of adopting rapidly changing technology to deliver valuable sustainable productivity to our clients. Our growth has been propelled through a focus on being the strategic digital transformation partner for our clients, as well as our Operations Management excellence and leadership position in Analytics. Digital Intelligence, our differentiated strategy and approach for digital transformation, represents the next step in our ability to improve revenue growth, profitability and end customer experience for our clients. We are positioned for a strong 2019 and beyond.”

On April 4, 2019, EXL announced it commenced the process of substantially winding down the operations of the Health Integrated business, which is reported within our Healthcare reportable segment. It is anticipated that the wind down process will be substantially completed by the end of 2019.

Vishal Chhibbar, Chief Financial Officer, said, “We are revising our revenue guidance for 2019 to $969 million - $996 million from $975 million - $1 billion to reflect the decrease in revenue from Health Integrated to $10 million - $14 million from our previous forecast of $16 million - $18 million. Our guidance represents annual revenue growth of 10% to 13% on a constant currency basis. Our adjusted diluted EPS guidance for 2019 is being revised to $2.83 - $2.98 to reflect the higher operating losses of Health Integrated of $0.23 - $0.27 from $0.16 - $0.20 and does not factor any wind-down expenses. Our balance sheet remains strong with cash and short-term investments of $303 million on March 31, 2019.”

Financial Highlights: First Quarter 2019
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (consisting of our Banking & Financial Services, Utilities and Consulting operating segments) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

•
Revenues for the quarter ended March 31, 2019 increased to $239.6 million compared to $207.0 million for the first quarter of 2018, an increase of 15.8% on a reported basis and 17.5% on a constant currency basis from the first quarter of 2018, as well as an increase of 2.0% sequentially on a reported basis and 1.6% on a constant currency basis, from the fourth quarter of 2018.

	Revenues		Gross Margin
	Three months ended March 31,		Three months ended March 31,
Reportable Segments	2019	2018	2019	2018
	(dollars in millions)
Insurance	$69.0	$63.9	32.4%	33.6%
Healthcare	20.6	22.8	17.4%	24.4%
Travel, Transportation & Logistics	17.4	17.5	43.8%	40.3%
Finance & Accounting	25.7	24.0	44.5%	38.6%
All Other	19.9	21.7	36.7%	30.0%

Analytics	87.0	57.1	34.6%	33.3%
Total revenues, net	$239.6	$207.0	34.4%	33.3%

•
Operating income margin for the quarter ended March 31, 2019 was 7.0%, compared to an operating income margin of 7.3% for the first quarter of 2018 and an operating loss margin of 0.9% for the fourth quarter of 2018. During the fourth quarter of 2018, we recorded an impairment charge(1) of $20.1 million related to our Health Integrated business, which reduced our operating income margin by 850 basis points. Adjusted operating income margin for the quarter ended March 31, 2019 was 12.8% compared to 13.0% for the first quarter of 2018 and 13.1% for the fourth quarter of 2018.

•
Diluted earnings per share for the quarter ended March 31, 2019 was $0.42, compared to $0.66 for the first quarter of 2018 and diluted earnings per share of $0.11 for the fourth quarter of 2018. During the quarter ended December 31, 2018, the Health Integrated impairment charge described above reduced our GAAP diluted EPS by $0.49. Adjusted diluted earnings per share for the quarter ended March 31, 2019 was $0.71 compared to $0.65 for the first quarter of 2018 and $0.74 for the fourth quarter of 2018.

______________________
(1) Impairment charge refers to goodwill and intangible assets impairment related to our Health Integrated acquisition which we recorded during the quarter and year ended December 31, 2018. The primary factors contributing to an impairment charge were i) revenues and profitability for the Health Integrated business in 2018 were significantly lower than our budget and ii) significant changes to the Company’s estimated future cash flows and long-term growth assumptions driven by loss of customer contracts, cost pressures and the Company’s most recent views of the long-term outlook for the Health Integrated business.

Business Highlights: First Quarter 2019

•	Won six new clients in Q1 including two in our operations management businesses and four in Analytics

•	Recognized as a Leader and Star Performer in the Everest Group Property and Casualty Insurance BPO Services PEAK Matrix™ Assessment 2019

•	Recognized as a leading service provider in the HFS Top 10 Healthcare Services 2018 report

•	Recognized as a Major Contender in the Everest Group Banking BPO Digital Capability Platform Solutions PEAK Matrix™ Assessment 2019

2019 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 69.50, British Pound to U.S. Dollar exchange rate of 1.30, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates, we are providing the following guidance:

•	Revenue of $969 million to $996 million, representing an annual revenue growth rate of 10% to 13% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.83 to $2.98.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, April 30, 2019 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help businesses enhance revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Digital EXLerator FrameworkTM, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 29,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Latin America, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2019	2018
Revenues, net	$239,573	$206,973
Cost of revenues(1)	157,240	138,101
Gross profit(1)	82,333	68,872
Operating expenses:
General and administrative expenses	32,531	29,266
Selling and marketing expenses	18,047	13,952
Depreciation and amortization	13,667	10,504
Impairment charges	1,227	—
Total operating expenses	65,472	53,722
Income from operations	16,861	15,150
Foreign exchange gain, net	1,260	615
Interest expense	(3,582)	(538)
Other income, net	4,423	3,534
Income before income tax expense/(benefit) and earnings from equity affiliates	18,962	18,761
Income tax expense/(benefit)	4,200	(4,453)
Income before earnings from equity affiliates	14,762	23,214
Loss from equity-method investment	67	56
Net income attributable to ExlService Holdings, Inc. stockholders	$14,695	$23,158
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.43	$0.67
Diluted	$0.42	$0.66
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	34,374,815	34,446,265
Diluted	34,833,435	35,302,926
(1) Exclusive of depreciation and amortization.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,688	$95,881
Short-term investments	216,056	184,489
Restricted cash	5,364	5,608
Accounts receivable, net	176,889	164,752
Prepaid expenses	13,145	11,326
Advance income tax, net	11,334	9,639
Other current assets	26,582	28,240
Total current assets	536,058	499,935
Property and equipment, net	73,447	73,510
Operating lease right-of-use assets	89,835	—
Restricted cash	2,575	2,642
Deferred tax assets, net	4,570	6,602
Intangible assets, net	90,008	95,495
Goodwill	350,239	349,984
Other assets	33,164	31,015
Investment in equity affiliate	2,686	2,753
Total assets	$1,182,582	$1,061,936
Liabilities and equity
Current liabilities:
Accounts payable	$4,560	$5,653
Current portion of long-term borrowings	20,876	21,423
Deferred revenue	11,132	7,722
Accrued employee costs	31,954	54,893
Accrued expenses and other current liabilities	65,827	64,169
Current portion of operating lease liabilities	22,306	—
Income taxes payable	595	1,012
Current portion of finance lease obligations	283	223
Total current liabilities	157,533	155,095
Long term borrowings	299,765	263,241
Finance lease obligations, less current portion	492	315
Deferred tax liabilities, net	10,103	8,445
Operating lease liabilities, less current portion	77,060	—
Other non-current liabilities	6,794	16,521
Total liabilities	551,747	443,617
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,256,036 shares issued and 34,365,437 shares outstanding as of March 31, 2019 and 37,850,544 shares issued and 34,222,476 shares outstanding as of December 31, 2018	38	38
Additional paid-in capital	371,144	364,179
Retained earnings	498,939	484,244
Accumulated other comprehensive loss	(77,212)	(83,467)
Total including shares held in treasury	792,909	764,994
Less: 3,890,599 shares as of March 31, 2019 and 3,628,068 shares as of December 31, 2018, held in treasury, at cost	(162,333)	(146,925)
Stockholders’ equity	630,576	618,069
Non-controlling interest	259	250
Total equity	630,835	618,319
Total liabilities and equity	$1,182,582	$1,061,936

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, provision for litigation settlement, non-cash interest expense on convertible senior notes and acquisition-related expenses. Acquisition-related expenses include, amortization of acquisition-related intangible assets, changes in the fair value of earn-out consideration liabilities, impairment charges of acquired intangible assets including goodwill and other acquisition-related costs and benefits such as external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Effective second quarter of 2018, EXL excludes other acquisition-related costs such as external deal costs, integration expenses and direct and incremental travel costs pertaining to successful acquisitions from its non-GAAP financial measures, wherever applicable. Considering EXL’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions, EXL’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons from period-to-period and between EXL’s operating results and those of other companies. Other acquisition-related costs are excluded in the period in which an acquisition is consummated. To facilitate comparison, the previously reported periods presented have been adjusted with the effects of the exclusion of these other acquisition-related costs.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 64.64 during the quarter ended March 31, 2018 to 70.32 during the quarter ended March 31, 2019, representing a depreciation of 8.8%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 51.85 during the quarter ended March 31, 2018 to 52.11 during the quarter ended March 31, 2019, representing a depreciation of 0.5%. The average exchange rate of the British Pound against the U.S. Dollar decreased from 1.40 during the quarter ended March 31, 2018 to 1.32 during the quarter ended March 31, 2019, representing a depreciation of 6.1%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2019 and March 31, 2018, and the three months ended December 31, 2018:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Net Income (GAAP)	$14,695	$23,158	$3,857
add: Income tax expense/(benefit)	4,200	(4,453)	(3,399)
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(2,034)	(3,555)	(2,551)
Income/(loss) from operations (GAAP)	$16,861	$15,150	$(2,093)
add: Stock-based compensation expense	6,956	5,074	6,590
add: Amortization of acquisition-related intangibles	5,528	3,947	5,951
add: Impairment of goodwill, intangibles and long-lived assets (a)	1,227	—	20,056
add: Provision for litigation settlement (b)	—	2,400	—
add: Acquisition-related expenses (c)	—	363	236
Adjusted operating income (Non-GAAP)	$30,572	$26,934	$30,740
Adjusted operating income margin as a % of Revenues (Non-GAAP)	12.8%	13.0%	13.1%
add: Depreciation	8,139	6,557	7,430
Adjusted EBITDA (Non-GAAP)	$38,711	$33,491	$38,170
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	16.2%	16.2%	16.2%

(a) To exclude impairment charges on acquisition-related goodwill, intangibles and long-lived assets.
(b) To exclude provision for litigation settlement recorded during the three months ended March 31, 2018.
(c) To exclude acquisition-related expenses. See descriptions above for more information.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Net income (GAAP)	$14,695	$23,158	$3,857
add: Stock-based compensation expense	6,956	5,074	6,590
add: Amortization of acquisition-related intangibles	5,528	3,947	5,951
add: Impairment of goodwill, intangibles and long-lived assets (a)	1,227	—	20,056
add: Provision for litigation settlement (b)	—	2,400	—
add: Acquisition-related expenses/(benefits) (c)	—	363	(1,014)
add: Non-cash interest expense related to convertible senior notes (d)	600	—	600
subtract: Effect of Tax Reform Act and other one-time tax expenses/(benefits) (e)	—	(4,836)	(2,974)
subtract: Tax impact on stock-based compensation expense (f)	(2,481)	(5,913)	(2,837)
subtract: Tax impact on amortization of acquisition-related intangibles	(1,193)	(726)	(1,511)
subtract: Tax impact on impairment of goodwill, intangibles and long-lived assets	(301)	—	(3,072)
subtract: Tax impact on provision for litigation settlement	—	(612)	—
subtract: Tax impact on acquisition-related expenses/(benefits)	—	(38)	253
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(147)	—	(150)
Adjusted net income (Non-GAAP)	$24,884	$22,817	$25,749
Adjusted diluted earnings per share (Non-GAAP)	$0.71	$0.65	$0.74

(a) To exclude impairment charges on acquisition-related goodwill, intangibles and long-lived assets.
(b) To exclude provision for litigation settlement recorded during the three months ended March 31, 2018.
(c) To exclude acquisition-related expenses and one-time benefits. See descriptions above for more information.
(d) To exclude non-cash interest expense related to convertible senior notes.
(e) To exclude impact related to the Tax Reform Act and other one-time tax expenses/(benefits). In 2017, the Company recognized a one-time income tax expense of $29,185 during the three months and year ended December 31, 2017 in connection with the Tax Reform Act. In 2018, the Company finalized its transition tax expense under the Tax Reform Act and recorded an adjustment of $5,012 and $176 during the three months ended and year ended December 31, 2018, respectively. The Company also recorded a one-time tax benefit of $6,274 with respect to its unused 2018 foreign branch income tax credits under IRC regulations issued in December 2018 and certain deferred tax assets of $1,712 during the three months ended and year ended December 31, 2018.
(f) Tax impact includes $1,015 and $4,827 during the three months ended March 31, 2019 and 2018 respectively, and $1,789 during the three months ended December 31, 2018 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
ir@exlservice.com